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Exhibit 32.2

ZORAN CORPORATION
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Zoran Corporation (the "Company") on Form 10-K for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Karl Schneider, Senior Vice President, Finance and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

        A signed original of this written statement required by Section 906 has been provided to Zoran Corporation and will be retained by Zoran Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: March 15, 2004	/s/ KARL SCHNEIDER Karl Schneider Senior Vice President, Finance and Chief Financial Officer

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  Exhibit 32.2
ZORAN CORPORATION CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002